QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 11, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

THE AMERICAN CORPORATION

(Name of Small Business Issuer in Its Charter)

Delaware	6799	37-1440937
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Address of principal place of business or intended principal place of business)

Randall F. Greene, Chairman and Chief Executive Officer
6135 Park South Drive
Suite 510
Charlotte, North Carolina 28210
(704) 945-7126

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

THOMAS PROUSALIS, P.L.L.C.
1919 Pennsylvania Avenue, N.W.
Suite 200
Washington, D.C. 20006
(202) 296-9400
(202) 296-9403 Fax

Counsel to Issuer

Approximate date of commencement of proposed sale to public:
As soon as practicable after the Registration Statement becomes effective.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  /x/

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units(1)	200,000	$5.25	$1,050,000	$362
Common Stock(1)	1,000,000	$1.00	$1,000,000	$345
Warrants(1)	1,000,000	$.05	$50,000	$17
Common Stock Underlying Warrants(2)	1,000,000	$1.10	$1,100,000	$379
Common Stock(3)	5,000,000	$1.00	$5,000,000	$1,724
Warrants(3)	5,000,000	$.05	$250,000	$86
Common Stock Underlying Warrants(2)	5,000,000	$1.10	$5,500,000	$1,897
Total Registration and Fee			$13,950,000	$4,810

(1)
We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.
(2)
Reserved for issuance upon exercise of the warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such additional number of shares of common stock subject to the warrants are also being registered to cover any adjustment resulting from stock splits, stock dividends or similar transactions. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)
Also, the registration statement of which this Prospectus forms a part covers the offering of 5,000,000 shares of common stock and 5,000,000 warrants owned by current stockholders, hereinafter collectively referred to as "Selling Security Holders." The securities may be offered and sold under certain circumstances. The sale of the securities of the Selling Security Holders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ii

The American Corporation

Cross-Reference Sheet
pursuant to Item 501(b)
Showing Location in Prospectus of Information
Required by Items of Form SB-2

Registration Statement Item		Caption in Prospectus

1.	Front of Registration Statement and Outside Front Cover of Prospectus	Facing Page; Cross-Reference Sheet; Prospectus Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Prospectus Cover Page; Prospectus Back Cover Page
3.	Summary Information and Risk Factors	Prospectus Summary; The Company; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Risk Factors; Plan of Distribution
6.	Dilution	Dilution and Other Comparative Data
7.	Selling Security Holders	Description of Securities; Selling Security Holders
8.	Plan of Distribution	Prospectus Cover Page; Plan of Distribution
9.	Legal Proceedings	Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management; Principal Shareholders
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Shareholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Certain Relationships and Related Transactions
15.	Organization Within Five Years	Prospectus Summary; Proposed Business
16.	Description of Business	Proposed Business
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis or Plan of Operation
18.	Description of Property	Proposed Business
19.	Certain Relations and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of Securities; Selling Security Holders
21.	Executive Compensation	Management
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	Not applicable

iii

PRELIMINARY PROSPECTUS DATED SEPTEMBER 11, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

200,000 Units

        Prior to this offering, there has been no public market for our securities. We intend to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of our securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance. Our offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days.

        Also, the registration statement of which this prospectus forms a part covers the offering of 5,000,000 shares of common stock and 5,000,000 warrants owned by current stockholders, hereinafter collectively referred to as "Selling Security Holders." The securities offered by the Selling Security Holders may be offered and sold under certain circumstances. The sale of the securities of the Selling Security Holders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended.

        We intend to have our units, common stock and warrants quoted on the Electronic Bulletin Board, an electronic quotation system, in the over-the-counter market under the symbols "AMERU," "AMER" and "AMERW."

        The prices of our securities have been arbitrarily determined, and does not bear any relationship to our assets, book value, net worth or results of operations or any other established criteria of value.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 6.

	Price to Public	Discounts and Commissions	Proceeds to American

Per Unit	$5.25	$.525	$4.725
Minimum	$105,000	$10,500	$94,500
Maximum	$1,050,000	$105,000	$945,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is unlawful.

The date of this Prospectus is                , 2002.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

        Delivery of the securities will be made within three days following the closing of this offering against payment in immediately available funds.

Dealer Prospectus Delivery Obligation

        Until                        , 2002 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Investor Suitability Standards

        Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $1 million, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $200,000. Investors will be required to represent in the Subscription Agreement included in this prospectus that they meet the aforementioned requirements as an accredited investor.

PROSPECTUS SUMMARY

The American Corporation

        American, a development stage corporation, was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which will act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blind pool" offering.

        American was incorporated in Delaware in September 2002. In this prospectus, we refer to The American Corporation as "American," "we" and "us." Our principal executive offices are located at 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210, and our telephone number is (704) 945-7126. Our e-mail address is admin@TheAmericanCorporation.com.

The Offering

Securities Offered by American(1):
Minimum	20,000 units
Maximum	200,000 units
Securities Offered by Selling Security Holders(2)	5,000,000 shares 5,000,000 warrants
Shares Outstanding Prior to Offering	5,000,000 shares
Shares Outstanding After Offering:
Minimum	5,100,000 shares
Maximum	6,000,000 shares
Warrants Outstanding After Offering:
Minimum	5,100,000 warrants
Maximum	6,000,000 warrants
Comparative Share Ownership Upon Completion of Offering(3):
Minimum
Current Shareholders (5,000,000 shares)	98.04%
Public Shareholders (100,000 shares)	1.96%
Maximum
Current Shareholders (5,000,000 shares)	83.33%
Public Shareholders (1,000,000 shares)	16.67%
Use of Proceeds	Working capital
Electronic Bulletin Board Symbols	AMERU AMER AMERW

(1)
American is offering a minimum of 20,000 units and a maximum of 200,000 units at $5.25 per unit. Each unit comprises five shares of common stock and five redeemable warrants. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. The public offering price of the units and the exercise price and other terms of the warrants were arbitrarily determined by us and do not necessarily relate to our assets, book value or results of operations or any other established criteria of value.

(2)
This offering also includes 5,000,000 shares of common stock and 5,000,000 warrants owned by the Selling Security Holders. The warrants are identical to the warrants included in the units being offered by American. The resale of the securities of the Selling Security Holders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

(3)
See "Dilution."

Selected Financial Data

        The following table sets forth selected financial information concerning American:

September 7, 2002
Balance Sheet Data:
Current assets	$5,000
Total assets	5,000
Current liabilities	—
Working capital	5,000
Stockholders' equity	5,000
Net tangible book value per share	$.001

        The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to American's financial statements, included in this prospectus.

RISK FACTORS

Our business is difficult to evaluate because we have no operating history.

        Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of our business must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which we will operate. We have not been in business long enough to enable an investor to make a reasonable judgment as to its future performance. We were organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other aforementioned factors, this offering is a "blind pool" offering.

Our business will have no revenues unless and until we merge with or acquire a profitable business.

        We are a development stage company and have had no revenues from operations at September 11, 2002. We may not realize any revenues unless and until we successfully merge with or acquire a profitable company.

We intend to issue more shares in a merger or acquisition which will result in substantial dilution.

        Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders. Any merger or acquisition by us may result in changes in our control through the issuance of large blocks of shares of common stock and sales of management's control block of stock at a premium price, but only in a manner that would be in the best interests of all other of our shareholders. Entities owned or controlled by affiliates or associates of us will not be considered as a merger or acquisition candidate. We do not intend to engage in the creation of subsidiary entities with a view to distributing their securities to our shareholders. Securities owned or controlled by affiliates and associates of us will not be sold in any business combination transaction without offering all of our shareholders a similar opportunity.

We have substantial competition for business opportunities, which may affect our ability to merge with or acquire a profitable business.

        We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

We have conducted no market research or identification of business opportunities which may affect our ability to identify a profitable business to merge with or acquire.

        We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

We may be regulated under the Investment Company Act of 1940 which will substantially increase our compliance costs.

        Although we will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, we believe that we will not be subject to regulation under the Investment Company Act of 1940 insofar as (i) we will not be engaged in the business of investing or trading in securities, and (ii) we will attempt to obtain a controlling interest in any merger or acquisition candidate. We have not obtained a formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act or any proposed activities which may bring it within the Act may subject us to material adverse consequences, including significant registration and compliance costs. Because we do not intend to register under the 1940 Act, investors will not have the benefit of the various protective provisions imposed on investment companies, including requirements for independent board members, mandated by such Act.

We may be subject to certain tax consequences in our business which may increase our costs of doing business.

        In the course of any merger or acquisition that we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the "target" company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between entities will generally result in tax-free treatment to the parties to the reorganization. While we expect to undertake any merger or acquisition so as to minimize federal and state tax consequences to both us and the "target" company, there is no assurance that such business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A nonqualifying reorganization may result in the imposition of both federal and state taxes which may have a material adverse effect on us.

We may need additional capital to fund our operations and finance our growth and we may not be able to obtain it on terms acceptable to us or at all.

        We intend to fund our operations and other capital needs for the next 12 months substantially from the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. We may require substantial amounts of the proceeds of this offering for our future development, operating costs and working capital. We have made no arrangements to obtain future additional financing, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

We have a requirement to keep our prospectus and state Blue Sky registration current and our failure to do so may limit your ability to resell our securities.

        We will be able to issue shares of our common stock upon the exercise of the warrants only if there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Securities and Exchange Commission, and such common stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of warrants reside. Although we intend to maintain a current registration statement, there can be no assurance, however, that we will be successful in maintaining a current registration statement. After our registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a material change in the information contained in the registration statement. We intend to qualify the sale of the warrants in a limited number of states, although certain exemptions under certain state securities laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified. Qualification for the exercise of the warrants in the states is essential for the establishment of a trading market in the securities. We can make no assurances that we will be able to qualify our securities in any state. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold.

A prior market does not exist for our securities and it is uncertain that a market will develop following this offering.

        No prior market exists for the securities being offered in this prospectus and no assurance can be given that a market will develop subsequent to this offering. Market makers may make a market in our securities upon the closing of this offering, but there is no assurance that it will do so, or if a market develops that it will be sustained.

The warrants offered as part of the units in this offering are subject to redemption at $.05 per warrant under certain conditions which may be less than the value of the warrants.

        Each warrant entitles the holder to purchase one share of common stock at $1.10 per share during the four-year period commencing on the date of this prospectus. The warrants are redeemable by us for $.05 per warrant, on not less than 30 days nor more than 60 days written notice if the closing bid price for the common stock equals or exceeds $7.00 per share during any 30 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current effective registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of common stock upon the exercise of the warrants. We intend to qualify the sale of the securities in a limited number of states, although certain exemptions under certain state securities laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the warrants may be limited because of our obligation to fulfill these requirements.

        This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We will receive net proceeds of approximately $69,500 upon the sale of the minimum offering and $920,000 upon the sale of the maximum offering, after deducting discounts and commissions and the expenses of this offering. We intend to use all of these proceeds for working capital upon completion of a merger with or acquisition of a business.

        We intend to escrow all of the proceeds of this offering with the Riggs Bank, N.A., Washington, D.C., less discounts and commissions and the expenses of this offering, until the completion of a merger with or acquisition of a business. Following the completion of a merger with or acquisition of a business, all of the proceeds will be used for working capital.

        Working capital will be utilized by us to enhance and, otherwise, stabilize cash flow during the initial 12 months of operations following the completion of a merger with or acquisition of a business, such that any shortfalls between cash generated by operating revenues and costs will be covered by working capital. Our working capital may also be used for unforeseen requirements. Although we prefer to retain our working capital in reserve, we may be required to expand part or all of these proceeds as financial demands dictate. We may find it necessary or advisable to use portions of the proceeds for other purposes. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in insured, short-term, investment-grade, interest-bearing securities.

DILUTION

        "Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

        Our net tangible book value at September 7, 2002, was $5,000, or $.001 per share. See "Financial Statements." Our pro forma net tangible book value at the closing of this offering will be $99,500, or $.02 per share, if the minimum number of shares is sold and $950,000, or $.16 per share, if the maximum number of shares is sold. These computations, which give effect to discounts and commissions of the offering, represent an immediate increase in net tangible book value of $.02 per share to present shareholders if the minimum number of shares offered is sold and $.16 per share to present shareholders if the maximum number of shares offered is sold. These computations represent an immediate dilution of $.98 per share to public investors if the minimum number of shares is sold and an immediate dilution of $.84 per share to public investors if the maximum number of shares is sold.

        The following table illustrates the dilution of a public investor's equity in a share of common stock as of September 7, 2002, adjusted as described above.

	Assuming Minimum	Assuming Maximum
Public offering price per share	$1.00	$1.00
Net tangible book value per share, before public offering	$.001	$.001
Increase (to present shareholders) per share attributable to our proceeds from sale to public investors	$.02	$.16
Pro forma net tangible book value per share, after public offering	$.02	$.16
Dilution of book value per share to public investors	$.98	$.84

        The public investors purchasing the securities offered hereby for $1.00 per share will own 100,000 shares of our common stock, or 1.96 percent of the outstanding shares, for which they will have paid $100,000 if the minimum number of shares offered hereby is sold, and the public investors will own 1,000,000 shares of our common stock, or 16.67 percent of the outstanding shares, for which they will have paid $1,000,000 if the maximum number of shares offered hereby is sold. Our present shareholders, as a group, will own 5,000,000 shares, or 98.04 percent of the 5,100,000 shares which will then be outstanding if the minimum number of shares offered hereby is sold and 83.33 percent of the 6,000,000 shares which will then be outstanding if the maximum number of shares offered hereby is sold, for which they have paid $5,000.

        The following table compares the public offering price of $1.00 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by our current stockholders:

	Shares Purchased	Percentage of Total Shares(1)	Average Price Per Share	Total Consideration Paid(2)	Percentage of Total Consideration Paid
Shares to be Purchased by Public Investors:
Minimum	100,000	1.96	$1.00	$100,000	95.24
Maximum	1,000,000	16.67	$1.00	$1,000,000	99.50
Shares Purchased by our Current Stockholders:
Minimum	5,000,000	98.04	$.001	$5,000	4.76
Maximum	5,000,000	83.33	$.001	$5,000.50

(1)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by Selling Security Holders. Our current stockholders are Selling Security Holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

(2)
Without deducting discounts and commissions and the expenses of this offering.

CAPITALIZATION

        The following table sets forth our capitalization, as of September 7, 2002, and as adjusted for the sale of the securities in this offering. The table should be read in conjunction with the Financial Statements, and the Notes, beginning on page F-1.

		Pro Forma
		As Adjusted(1)(2)
	Historical Data at September 7, 2002
		Minimum	Maximum
Long-term debt	$—	$—	$—
Stockholders' equity(2)
Common stock, $.001 par value, 100,000,000 shares authorized; 5,000,000, 5,100,000 and 6,000,000 shares to be outstanding, respectively	5,000	5,100	6,000
Additional paid-in capital	—	94,400	944,000

Total stockholders' equity	$5,000	$99,500	$950,000

(1)
No broker-dealer firm has made a commitment to purchase any of the units offered hereby. The first 20,000 units are offered on a "best efforts, all-or-none" basis and the remaining 200,000 units are offered on a "best efforts" basis. There are no assurances that any or all of the units will be sold. See "Plan of Distribution."

(2)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by Selling Security Holders. Our current stockholders are Selling Security Holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. See "Principal Stockholders," "Description of Securities" and "Selling Security Holders."

DIVIDEND POLICY

        We have never paid cash dividends on our common stock and have no plans to do so in the foreseeable future. The declaration and payment of any dividends in the future will be determined by our board of directors and will depend on a number of factors including our earnings, capital requirements and overall financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion and analysis should be read together with our financial statements and related notes included in this prospectus, beginning on page F-1. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus apply to all related forward-looking statements wherever they appear in this prospectus. Our actual results may differ materially from those anticipated in such forward-looking statements. Factors that may cause or contribute to differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we assume no obligation to update these forward-looking statements or to update the reasons actual results may differ materially from those anticipated in these forward-looking statements.

Liquidity and Capital Resources

        American is a development stage company. Since inception, our principal activity has been directed to organizational efforts. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

        We were organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blind pool" offering.

        We were incorporated in Delaware in September 2002. We have authorized capital of 100,000,000 shares of common stock, $.001 par value. There are currently 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding.

        In September 2002, we issued 5,000,000 shares of common stock to seven persons, including our three officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value. See "Description of Securities."

        Also, in September 2002, we issued 5,000,000 warrants to our seven stockholders, including our three officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000. See "Description of Securities."

        We are not aware of any known events or commitments that will materially affect our liquidity or need for capital resources. The sources of our liquidity have been limited to the sale of securities described hereinabove. We have not established any lines of credit such that no requirement currently exists.

        American intends to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of its securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.

Results of Operations

We have no operating history.

        Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which we will operate. We have not been in business long enough to enable an investor to make a reasonable judgment as to our future performance. We were organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blind pool" offering.

We have no revenues.

        We are a development stage company and have no revenues from operations at September 7, 2002. We may not realize any significant revenues unless and until we successfully merge with or acquire an operating business.

        We are not aware of any known events or commitments that will materially affect our operations.

        Our principal executive offices currently occupy approximately 1,000 square feet of offices located at 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210, on a lease-free basis provided by our chairman and chief executive officer. Our telephone number is (704) 945-7126 and our e-mail address is admin@TheAmericanCorporation.com.

Impact of Inflation

        We do not believe that inflation has had a material adverse effect on our business since our inception. Increases in operating costs may adversely affect our operations; however, unless and until we merge with or acquire a profitable business, we are unable to determine the impact of inflation.

Seasonality

        Based on our limited experience to date, we believe that our future operating results will not be subject to seasonal changes. Such effects, should they occur, may not be apparent in our operating results unless and until we merge with or acquire a profitable business.

PROPOSED BUSINESS

Plan of Operation

        American, a development stage company, was incorporated in Delaware in September 2002. Since inception, our principal activity has been directed to organizational efforts. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

        American was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time. We believe that following this offering certain business opportunities will become available to us due primarily to our status as a reporting publicly held company with liquid assets and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. We will not participate in any business opportunity for which current audited financial statements cannot be obtained. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity, such that, among other factors, this offering is a "blind pool" offering.

        Our management has substantial experience in merchant and investment banking, corporations and finance. See "Management." Because of our limited resources, however, it may be anticipated that we may acquire an interest in one or a few business opportunities to which our management is exposed and which is determined to be reasonably suitable.

        Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blind pool since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on our management, which will have unilateral discretion in identifying and entering into a business opportunity, such as a merger or acquisition.

        Our management anticipates that it may be able to participate in only one potential business venture, due primarily to our limited financing. This lack of diversification should be considered a risk factor in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the location of a business opportunity.

        We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of business opportunities with any substantial cash or other assets. However, our management believes that we will offer owners of business opportunities the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering of securities. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions. Nevertheless, our management has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

        Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets.

Evaluation of Opportunities

        The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations. We may retain paid outside business advisors to assist in evaluating business opportunities. Such advisors, if any, will not be affiliated with us or our management. In analyzing prospective business opportunities, our management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Our management will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal and professional investigations to evaluate the above factors. We will not merge with or acquire any company for which audited current financial statements cannot be obtained.

Acquisition of Opportunities

        In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of American. In addition, our management may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

        It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive and material adverse effect on such market.

        While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1954, as amended ("Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

        As part of our investigation, our management will meet personally with management and key personnel, may visit and inspect facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel and take other reasonable and investigative measures, as part of its due diligence, to the extent of our limited resources and management expertise.

        The manner in which we participate in an opportunity will depend on the nature of the opportunity, our respective needs and desires and other parties, the management of the opportunity and our relative negotiating strength and such other management.

        With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of American which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

        Should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate an annual remuneration package not to exceed $250,000 per person with the combined company. Securities owned or controlled by affiliates and our associates will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity.

        It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

        We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

        It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention and significant fees and expenses for attorneys, accountants and others. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs and expenses incurred.

        Our management believes that we may be able to benefit from the use of "leverage" in the acquisition of a business opportunity. Leveraging a transaction involves the acquisition of a business through incurring indebtedness for a portion of the purchase price of that business. Through a leveraged transaction, we would be able to participate in a larger venture to have funds available to the operations of the business opportunity, the acquisition of other business opportunities or to other activities. The borrowing involved in a leveraged transaction will ordinarily be secured by our combined assets and the business opportunity to be acquired. If the combined enterprises are not able to generate sufficient revenues or make payments on the debt incurred to acquire that business opportunity, the lender would be able to exercise the remedies provided by law or by contract. These leveraging techniques, while reducing the amount of funds that we must commit to a business opportunity acquisition may correspondingly increase our risk of loss. No assurance can be given as to the terms or the availability of financing for any acquisition by us. During periods when interest rates are relatively high, the benefits of the leveraging are not as great as during periods of lower interest rates because the investment in the business opportunity held on a leveraged basis will only be profitable if it generates sufficient revenues to cover the related debt and other costs of the financing. Lenders from which we may obtain funds for purposes of a leveraged buyout may impose restrictions on our future borrowing, dividend and operating policies. It is not possible at this time to predict the restrictions, if any, which lenders may impose or the impact thereof on us.

        Our operations following our acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Regulation

        The Investment Company Act of 1940 ("40 Act"), as amended, defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the 40 Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the 40 Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

        We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the 40 Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the 40 Act, and therefore avoid application of the costly and restrictive registration and other provisions of the 40 Act and the regulations promulgated thereunder.

        We intend to implement our proposed business in a manner which will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will use a significant portion of the net proceeds of this offering to search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the 40 Act.

        Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the 40 Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

Competition

        We will remain an insignificant participant among the businesses which engage in business opportunities, such as mergers and acquisitions. There are many established venture capital and investment banking firms which have substantially greater financial and personnel resources and technical expertise than we. In view of our limited financial resources and management availability, we will continue to be at a substantial competitive disadvantage compared to our competitors. Also, we will be competing with a significant number of other small, publicly held companies investing in business opportunities, such as mergers and acquisitions.

Employees

        We presently have three employees, who are also our officers, each of whom intends to devote approximately 35 hours per week to our business following the closing of this offering. We may engage, from time to time, business advisory services which will be rendered on an independent contractor basis following the closing of this offering. We may also engage, from time to time, professionals at customary rates to assist us in our operations, if required.

Facilities

        Our principal executive offices currently occupy approximately 1,000 square feet of offices located at 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210, on a lease-free basis provided by our chairman of the board and chief executive officer. Our telephone number is (704) 945-7126 and our e-mail address is admin@TheAmericanCorporation.com.

MANAGEMENT

        The officers and directors of American are as follows:

Name	Title
Randall F. Greene	Chairman of the Board, President, Chief Executive Officer
Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller
Steven H. Landers	Vice President

        Our director holds office for a period expiring on December 31, 2003. At present, our by-laws provide for not less than one director nor more than 11 directors. Currently, there is one director. The by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the board of directors. There are no family relationships among any officers or directors. Each of the officers intends to devote approximately 35 hours per week to our business following the closing of this offering.

        The principal occupation and business experience for each officer and director of American for at least the last five years are as follows:

        Randall F. Greene, 53, is chairman of the board, president and chief executive officer of American. Mr. Greene has substantial merchant banking, corporate and financial experience. Since 1999, Mr. Greene has been the managing partner of Greene Capital Partners, a merchant banking firm. From 2000 to 2002, Mr. Greene was president, chief executive officer and a director of MoneyZone.com, Inc., a financial services company. From 1995 to 1999, Mr. Greene was president, chief executive officer and a director of Premier Chemical Products, Inc., a chemical products manufacturer. Mr. Greene holds a B.A. degree from Eckerd College and a M.B.A. degree from The Wharton School, University of Pennsylvania.

        Ralph O. Olson, 45, is senior vice president, secretary, chief financial officer and controller of American. Mr. Olson has substantial investment banking, corporate and financial experience. Since 2002, Mr. Olson has been the managing director of Lomond International, Inc., an investment banking firm. From 1986 until 2002, Mr. Olson was a vice president of Cohig & Associates, Inc., a NASD member investment banking and brokerage firm. Mr. Olson attended the University of Washington.

        Steven H. Landers, 50, is vice president of American. Mr. Landers has substantial business and technical advisory experience in information technology systems. Since 1982, Mr. Landers has been an independent business and technical advisor in information technology systems for commercial and government institutions. Mr. Landers holds a B.S. degree from California State University and a M.S. degree (candidate) from George Washington University.

Remuneration

        We have not paid any remuneration to any of our officers and director since our inception. Our officers have not entered into employment agreements with us and none intends to do so in the foreseeable future. However, should we consummate a business combination, such as a merger or acquisition, following the closing of this offering, our officers intend to negotiate annual remuneration packages not to exceed $250,000 per person with the combined company. We have not obtained any key-man life insurance on our officers and do not intend to do so in the foreseeable future.

        Our officers may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for our employees. The amount allocable to each individual officer cannot be specifically ascertained, but, in any event, will not exceed $25,000 as to each individual.

        Our director is entitled to receive reasonable expenses incurred in attending meetings of our board of directors. The members of the board of directors intend to meet at least quarterly during our fiscal year, and at such other times duly called. We currently have one director.

Possible Conflicts of Interest

        Our management has other financial and business interests to which a significant amount of time is devoted that may pose certain inherent conflicts of interest. We have no plans, proposals, arrangements, understandings or agreements to enter into any transaction for participating in any business venture with any officer, director or principal shareholder or with any firm or business organization with which they are affiliated, whether by reason of stock ownership, position as officer or director, or otherwise. There can be no assurance that management will resolve all conflicts of interest in our favor. Failure of management to conduct our business in our best interests may result in liability to our management.

Limitation on Liability of Directors

        As permitted by Delaware law, our certificate of incorporation includes a provision which provides that a director of American shall not be personally liable to American or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for:

  •
  any breach of the director's duty of loyalty to American or its stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  the unlawful payment of dividends or the unlawful repurchase or redemption of stock; or

  •
  any transaction from which the director derives an improper personal benefit.

        This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of American will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of American or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Our management believes this provision will assist us in securing and retaining qualified persons to serve as directors. We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors. We currently maintain a liability insurance policy for the benefit of our directors. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors may result in overcautious and less effective direction and management of American.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to American and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of American and those of the director, or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of American.

        The provisions regarding indemnification provide, in essence, that American will indemnify our directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director, including actions brought by or on behalf of American. The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud or dishonesty, for short-swing profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause American to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Although we have procured directors liability insurance coverage, there is no assurance that it will provide coverage to the extent directors would be indemnified and, in such event, we may be forced to bear a portion or all of the cost of the director's claims for indemnification. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 ("Act") is contrary to public policy and, therefore, is unenforceable.

        American intends to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the board of directors, approval of the shareholders or court approval is required to effectuate indemnification.

        Insofar as indemnification for liabilities arising under the Act, may be permitted to officers, directors or persons controlling American, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by American of expenses incurred or paid by an officer, director or controlling person of American in the successful defense of any action, suit or proceeding, is asserted by such officer, director or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding our common stock owned on the date of this prospectus and, as adjusted, to reflect the sale of shares offered by this prospectus, by (i) each person who is known by American to own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:

			Percentage of Shares
				After Offering (2)
Name and Address (1)		Number of Shares	Before Offering
	Position with busybox			Minimum	Maximum
Randall F. Greene	Chairman of the Board, President, Chief Executive Officer	1,000,000	20.00	19.61	16.67
Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller	1,000,000	20.00	19.61	16.67
Steven H. Landers	Vice President	250,000	5.00	4.90	4.17
Stacy L. Rennix	Stockholder	1,000,000	20.00	19.61	16.67
Thomas T. Prousalis, Jr.	Stockholder	1,000,000	20.00	19.61	16.67
Thomas Prousalis, P.L.L.C.	Stockholder	500,000	10.00	9.80	8.33
All Officers and Directors as a Group (3 persons)		2,250,000	45.00	44.12	37.50

(1)
c/o The American Corporation, 6135 Park South Drive, Suite 510, Charlotte, North Carolina 28210.
(2)
Does not include the exercise of up to 1,000,000 warrants included in this offering and 5,000,000 warrants offered by Selling Security Holders. Our current stockholders are Selling Security Holders in this offering and own a commensurate number of warrants matching their common stock ownership. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        American was incorporated in Delaware in September 2002. We have authorized capital of 100,000,000 shares of common stock, $.001 par value. American has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        In September 2002, we issued 5,000,000 shares common stock to seven persons, including our three officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, in September 2002, we issued 5,000,000 warrants to our seven stockholders, including our three officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, we will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        All unregistered securities issued by us prior to this offering are deemed restricted securities within the meaning of that term as defined in Rule 144 of the Securities Act of 1933, as amended ("Act") and have been issued pursuant to certain private placement exemptions under Section 4(2) and Rule 506 of Regulation D of the Act, as promulgated by the Securities and Exchange Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information necessary to make an informed investment decision.

DESCRIPTION OF SECURITIES

Units

        American intends to offer, sell and distribute publicly not less than 20,000 units nor more than 200,000 units of its securities at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit consists of five shares of common stock, $.001 par value, and five redeemable warrants. The common stock and warrants are detachable and may trade separately immediately upon issuance.

Common Stock

        The authorized capital stock of American consists of 100,000,000 shares of common stock, $.001 par value. American has 5,000,000 shares of common stock issued and outstanding prior to this offering. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the board of directors and, upon liquidation or dissolution of American, whether voluntary or involuntary, to share equally in the assets of American available for distribution to stockholders. All outstanding shares of common stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our certificate of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning the common stock of American does not purport to be complete. Reference is made to our certificate of incorporation and by-laws which are available for inspection upon proper notice at our offices, as well as to the applicable statutes of Delaware for a more complete description concerning the rights and liabilities of stockholders.

        Prior to this offering, there has been no market for the common stock of American, and no predictions can be made of the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock of American in the public market may adversely affect prevailing market prices, and may impair our ability to raise capital at that time through the sale of our equity securities.

        Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.

Warrants

        Prior to this offering, there were 5,000,000 warrants issued and outstanding. The warrants will be issued in registered form. The following discussion of certain terms and conditions of the warrants is qualified in its entirety by reference to the terms and conditions evidenced on the warrant certificate. A form of the certificate representing the warrants has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        Each of the warrants entitles the registered holder to purchase one share of common stock. The warrants are exercisable at a price of $1.10, which exercise price has been arbitrarily determined by American, subject to certain adjustments. The warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of common stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

        The warrants may be exercised at any time and continuing thereafter until the close of four years from the date hereof, unless such period is extended by American. After the expiration date, warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the warrant agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

        Warrant holders do not have any voting or any other rights as shareholders of American. American has the right at any time to redeem the warrants, at a price of $.05 per warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the redemption date. American may exercise this right only if the closing bid price for the common stock equals or exceeds $7.00 per share during a 30 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is mailed, provided there is then a current registration statement under the Securities Act of 1933 ("Act"), as amended, with respect to the issuance and sale of common stock upon the exercise of the warrants. If American exercises its right to call warrants for redemption, such warrants may still be exercised until the close of business on the day immediately preceding the redemption date. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of warrants or record at least 30 days, but not more than 60 days, before the redemption date. The foregoing notwithstanding, American may not call the warrants at any time that a current registration statement under the Act is not then in effect.

        In order for the holder to exercise a warrant, there must be an effective registration statement, with a current prospectus on file with the Securities and Exchange Commission covering the shares of common stock underlying the warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, American will file a new registration statement with the Securities and Exchange Commission with respect to the securities underlying the warrants prior to the exercise of such warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act.

Shares Eligible for Future Sale

        All of our currently outstanding shares of common stock are restricted securities and, in the future, may be sold upon compliance with Rule 144, adopted under the Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year may sell only an amount every three months equal to the greater of:

  •
  one percent of our issued and outstanding shares; or

  •
  the average weekly volume of sales during the four calendar weeks preceding the sale.

        The amount of restricted securities which a person who is not an affiliate of American may sell is not so limited, since nonaffiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning American. Upon the sale of the maximum number of units, and assuming that there is no exercise of any issued and outstanding warrants, American will have 6,000,000 shares of its common stock issued and outstanding, of which 5,000,000 shares will be restricted securities should the registration of the common stock not be maintained. Therefore, during each three month period, a holder of restricted securities who has held them for at least the one year period may sell under Rule 144 a number of shares up to 60,000 shares.

Non-affiliated persons who hold for the two-year period described above may sell unlimited shares once their holding period is met.

Transfer Agent and Registrar

        The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company, New York, New York.

Reports to Security Holders

        We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our security holders as we deem appropriate.

        Contemporaneously, with this offering, we intend to register our securities with the Securities and Exchange Commission under the provisions of Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

SELLING SECURITY HOLDERS

        The registration statement, of which this prospectus forms a part, also covers the registration of 5,000,000 shares of common stock and 5,000,000 warrants offered by seven security holders of American, hereinafter collectively referred to as "Selling Security Holders," to wit: Randall F. Greene (1,000,000 shares and 1,000,000 warrants), Ralph O. Olson (1,000,000 shares and 1,000,000 warrants), Steven H. Landers (250,000 shares and 250,000 warrants), Kevin D. McNeil (250,000 shares and 250,000 warrants), Stacey L. Rennix (1,000,000 shares and 1,000,000 warrants), Thomas T. Prousalis, Jr. (1,000,000 shares and 1,000,000 warrants) and Thomas Prousalis, P.L.L.C. (500,000 shares and 500,000 warrants). Messrs. Greene, Olson and Landers are officers and affiliates of American. Messrs. McNeil, Rennix and Prousalis and Thomas Prousalis, P.L.L.C. are non-affiliates of American. The resale of the securities of the Selling Security Holders are subject to prospectus delivery and other requirements of the Securities Act of 1933 ("Act"), as amended. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

        The shares of common stock and warrants are being offered by the Selling Security Holders in the corresponding amounts above under an alternate prospectus. The securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer such securities through broker-dealers and agents. The distribution of securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares or warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales of securities. The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

        At the time a particular offer of securities is made by or on behalf of a Selling Security Holder, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, if any, the purchase price paid by any broker-dealers for securities purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, and the proposed selling price to the public.

        Under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of American offered by this prospectus may not simultaneously engage in market-making activities with respect to such securities of American during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Security Holders.

        Sales of securities by the Selling Security Holders or even the potential of such sales may have a material adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the freely tradeable securities of American ("public float"), including this offering, will be a minimum of 100,000 shares of common stock and 100,000 warrants and a maximum of 1,000,000 shares of common stock and 1,000,000 warrants, which does not include 5,000,000 shares of common stock and 5,000,000 warrants owned by the Selling Security Holders which may be offered and sold commencing on the effective date of this prospectus. The resale of the securities of the Selling Security Holders are subject to prospectus delivery and other requirements of the Act. Sales of such securities or the potential of such sales at any time may have a material adverse effect on the market prices of the securities offered hereby.

PLAN OF DISTRIBUTION

        American intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of the American at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. This offering is being offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days. If 20,000 units are not sold and paid for by midnight Eastern time on the 90th day following the effective date of this prospectus ("Sales Period"), subject to the extension for an additional period of 90 days ("Extended Sales Period"), all proceeds will be refunded promptly to subscribers in full, without interest and deduction for commissions or expenses. American reserves the right to close the offering upon the sale of the minimum number of units offered hereby. If the last day of the Sales Period, or Extended Sales Period, falls on a Saturday, Sunday or legal holiday, the next following business day shall be considered the last day of such period. No securities will be issued to the public investors until such time as the funds are deposited in the escrow account to American within the time period described above. All proceeds will be deposited in an escrow account with Riggs Bank, N.A., Washington, D.C., until such time as the closing of this offering.

        Subject to the sale of at least 20,000 units, American has agreed to pay to participating broker-dealers a sales commission of ten percent, or $.525 per unit. American intends to offer the shares through participating broker-dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD"), Washington, D.C., on an agency basis. Following the effective date of this offering, management of American intends to negotiate with various heretofore unidentified broker-dealer firms to participate in American's offering of securities. Such participating broker-dealers, if any, may be deemed to be statutory underwriters. No broker-dealer has agreed to underwrite this offering on a "best efforts" or "firm commitment" basis. There can be no assurance that any or all of the securities will be sold. Each participating broker-dealer will be allocated a specific number of units to sell on behalf of American. However, such allocations may be reduced or revoked at any time during the offering, and no broker-dealer is obligated to purchase or sell any minimum number of units. No broker-dealer firm has agreed to participate in this offering. American reserves the right to also offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law. No commission or other remuneration will be paid to any officer or director on account of any such sales.

        American has also reserved the right to offer the securities directly to the public through its officers and directors in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Securities Exchange Act of 1934, as amended. Accordingly, American believes that it will qualify for the safe harbor from broker-dealer registration set out in Rule 3a4-1(a)(2). American's officers and directors intend to participate in the sales of American's securities should American's participating broker-dealer firms be unable to sell at least the minimum offering. No commission will be paid to any officer or director on account of any such sales. The proceeds to American shown on the cover page of the prospectus assume the payment of commissions to the participating broker-dealer firms on all shares sold.

        American has no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for American's securities.

        American's officers and director may purchase a portion of the units offered hereby upon the same terms and conditions as other investors in this offering. If such purchases are made, they will be made for investment purposes only and not with a view to immediate resale or distribution. The aggregate number of units which may be purchased by such persons shall not exceed 50 percent of the number of units sold in this offering. The proceeds from this offering will not be utilized, directly or indirectly, to enable any person to purchase the units offered hereby.

        To the extent the officers and directors purchase units in the offering, the number of units required to be purchased by the general public such that the amount for closing is reached will be reduced by like amount. Purchases by the officers and directors of up to 50 percent of the units sold may result in management increasing its control of American. Consequently, this offering may close with a substantially greater percentage of shares being held by present shareholders and with otherwise lesser participation by the public.

        There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

Pricing of the Offering

        There is no public market for the securities of American, and there is no assurance that a market will develop following the offering. The offering price of the securities was arbitrarily determined by American. Accordingly, the offering price of the securities set forth on the cover page of this prospectus should not be considered an indication of the actual value of American. The price of the securities bears no relationship to American's lack of earnings, book value or any other recognized criteria of value.

        Inasmuch as American is offering the securities and an underwriter has not been retained for such purpose, American's establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in an initial public offering. Thus, subscribers are subject to an increased risk that the price of American's shares has been arbitrarily determined.

        American's failure to retain a principal underwriter for this offering may have a material adverse effect on the development of a market in American's securities. While management expects to contact several brokerage firms in order to interest them in making a market in American's securities, there is no assurance management will be successful in obtaining market-makers for American's securities. Moreover, if such efforts are successful, there is no assurance an active market will develop in American's securities such that subscribers will be able to resell their securities following the closing of this offering. Upon closing of the minimum offering, American's securities may not initially be eligible for listing on Nasdaq and, consequently, trading in American's securities, if any, will be limited to the Electronic Bulletin Board in the over-the-counter market.

        The Securities and Exchange Commission ("Commission") has adopted regulations which generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

LEGAL PROCEEDINGS

        American is not a party to any legal proceedings and, to the best of its information, knowledge and belief, none is contemplated or has been threatened.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for American by Thomas Prousalis, P.L.L.C., 1919 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006. Such firm is the beneficial owner of 500,000 shares of common stock and 500,000 warrants of American. Thomas T. Prousalis, Jr., Esq., a principal of such firm, is the beneficial owner of 1,000,000 shares of common stock and 1,000,000 warrants of American.

EXPERTS

        The financial statements of American as of September 7, 2002, included in the registration statement and this prospectus have been included herein in reliance on the report of Spicer, Jeffries & Co., independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission ("Commission") a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about American and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained from the Commission after payment of fees prescribed by the Commission. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including American, that file electronically with the Commission. The address of this Web site is www.sec.gov. You may also contact the Commission by telephone at (800) 732-0330.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
The American Corporation

         We have audited the accompanying balance sheet of The American Corporation ("Company") as of September 7, 2002, and the related statements of stockholders' equity and cash flows for the period from inception (September 3, 2002) to September 7, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 7, 2002, and the results of its cash flows for the period from inception (September 3, 2002) to September 7, 2002, in conformity with accounting principles generally accepted in the United States of America.

                      SPICER, JEFFRIES & CO.

Denver, Colorado
September 11, 2002

THE AMERICAN CORPORATION
(a development stage company)

BALANCE SHEET

September 7, 2002

ASSETS
Current assets:
Cash	$5,000

Total current assets	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Total current liabilities	$—

Stockholders' equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 5,000,000 shares	$5,000

Total liabilities and stockholders' equity	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period September 3, 2002 (date of inception) to September 7, 2002

	Common Stock
			Total Stockholders' Equity
	Shares	Amount
Initial issuance of common stock at $.001 per share on September 3, 2002	5,000,000	$5,000	$5,000

Balance at September 7, 2002	5,000,000	$5,000	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

STATEMENT OF CASH FLOWS

For the period September 3, 2002 (date of inception) to September 7, 2002

Cash flows from financing activities:
Issuance of common stock	$5,000

Net cash provided by financing activities	$5,000
Cash, beginning of period	—

Cash, end of period	$5,000

The accompanying Notes are an integral part of these financial statements.

THE AMERICAN CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—CORPORATE ORGANIZATION:

        The American Corporation ("Company") is a Delaware corporation and was incorporated on September 3, 2002. The Company was organized to provide a corporate entity in order to participate in certain business opportunities that arise from time to time.

        The Company's executive management has devoted a significant amount of its time to the organization and development of the Company. The Company is considered a "development stage enterprise" and reports its financial position and cash flows in accordance with Statement of Financial Accounting Standards No. 7.

NOTE 2—STOCKHOLDERS' EQUITY:

        The Company's authorized stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value of $.001.

        On September 3, 2002, the Company issued 5,000,000 shares of common stock in consideration of $5,000 in cash. In addition, the Company issued 5,000,000 warrants for no consideration to purchase common stock with an exercise price of $1.10 and expiring in 2006. These warrants are redeemable by the Company under certain conditions. No warrants have been exercised.

NOTE 3—SUBSEQUENT EVENT (unaudited):

        The Company is contemplating an initial public offering ("Offering") of securities on Form SB-2. The Company intends to offer, sell and distribute publicly not less than 20,000 nor more than 200,000 units of the Company at an offering price of $5.25 per unit, for a minimum offering of $105,000 and a maximum offering of $1,050,000. Each unit comprises five shares of common stock and five warrants to purchase common stock. The warrants are exercisable at $1.10 commencing on the effective date of the Offering and for a four year period thereafter. The Company contemplates that the Offering will be offered on a "best efforts, minimum/maximum" basis during an offering period of 90 days, which may be extended for an additional 90 days.

SUBSCRIPTION AGREEMENT

The American Corporation Escrow Account
c/o Thomas Prousalis, P.L.L.C.
1919 Pennsylvania Avenue, N.W.
Suite 200
Washington, D.C. 20006

        Re: Prospectus, dated                        , 2002.

Gentlemen:

        The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of and has carefully reviewed and read the Prospectus ("Prospectus"), dated                         , 2002, of The American Corporation ("American"), a Delaware corporation, and subscribes for the following number of units upon the terms and conditions set forth in the Prospectus. See "Investor Suitability Standards," page 2 of the Prospectus. Investor represents that the undersigned is a financially sophisticated and an accredited investor and, as such, is capable of bearing the substantial economic risks associated with a purchase and investment in the highly speculative securities of American, including total loss. The Investor agrees that this Agreement is subject to acceptance by American, to availability and to certain other conditions. See "Risk Factors," beginning on page 6 of the Prospectus.

        The undersigned hereby subscribes for            units of American's securities at $5.25 per unit, for an aggregate purchase price of $        . Enclosed is the undersigned's check made payable to the "The American Corporation Escrow Account" and has been forwarded to American's escrow account in the self-addressed stamped envelope that has been provided for convenience.

ACCEPTED AND AGREED:

Signature of Investor

Print Full Name

Street Address
ACCEPTED AND AGREED: The American Corporation		City, State, Zip Telephone Number
By:

	Randall F. Greene Chairman of the Board	WIRING INSTRUCTIONS:
The American Corporation Escrow Account Riggs Bank, N.A. Washington, D.C. 20006 ABA No. 054000030 Account No. 25438594

A

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

        As permitted by Delaware law, the registrant's certificate of incorporation includes a provision which provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, stockholders of the registrant will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the registrant or any stockholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the registrant believes this provision will assist the registrant in securing and retaining qualified persons to serve as directors. The registrant is unaware of any pending or threatened litigation against the registrant or its directors that would result in any liability for which such director would seek indemnification or similar protection.

        Such indemnification provisions are intended to increase the protection provided directors and, thus, increase the registrant's ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, the registrant does not currently maintain a liability insurance policy for the benefit of its directors although the registrant may attempt to acquire such insurance in the future. The registrant believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The registrant also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the registrant. Although no directors have resigned or have threatened to resign as a result of the registrant's failure to provide insurance or other indemnity protection from liability, it is uncertain whether the registrant's directors would continue to serve in such capacities if improved protection from liability were not provided.

        The provisions affecting personal liability do not abrogate a director's fiduciary duty to the registrant and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the registrant.

        The provisions regarding indemnification provide, in essence, that the registrant will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the registrant, including actions brought by or on behalf of the registrant (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, the registrant does not currently provide such insurance to its directors, and there is no guarantee that the registrant will provide such insurance to its directors in the near future although the registrant may attempt to obtain such insurance.

        The provisions diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the registrant in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the registrant to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that the registrant will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, the registrant may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If the registrant is forced to bear the costs for indemnification, the value of the registrant stock may be adversely affected. In the opinion of the Securities and Exchange Commission ("Commission"), indemnification for liabilities arising under the Securities Act of 1933 as amended, is contrary to public policy and, therefore, is unenforceable.

Item 25.    Other Expenses of Issuance and Distribution.

        The following is an itemization of expenses, payable by the registrant and incurred by the registrant in connection with the issuance and distribution of the securities being offered hereby. All expenses are estimated except the Commission Registration and Filing Fee.

Commission Registration and Filing Fee	$4,810
Transfer Agent Fees	1,500
Financial Printing	15,000
Accounting Fees and Expenses	1,500
Legal Fees and Expenses	—
Blue Sky Fees and Expenses	1,500
Miscellaneous	690

TOTAL	$25,000

Item 26.    Recent Sales of Unregistered Securities.

        The registrant was incorporated in Delaware in September 2002. The registrant has authorized capital of 100,000,000 shares of common stock, $.001 par value. The registrant has 5,000,000 shares of common stock and 5,000,000 warrants issued and outstanding prior to this offering.

        In September 2002, the registrant issued 5,000,000 shares common stock to seven persons, including its three officers, in a private placement transaction for aggregate consideration of $5,000. The price of the common stock to such persons was $.001 per share, or par value.

        Also, in September 2002, the registrant issued 5,000,000 warrants to its seven stockholders, including its three officers, in a pro rata distribution, in a private placement transaction for no consideration. Each warrant entitles the holder to purchase one share of our common stock at $1.10 per share during the four year period commencing on the effective date of this offering. The warrants are redeemable upon certain conditions. Should all of the warrants be exercised, of which there is no assurance, the registrant will receive the proceeds therefrom aggregating up to an additional $6,600,000.

        All unregistered securities issued by the registrant prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act of 1933, as amended ("Act") and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) and 4(6) of the Act and Rule 506 of Regulation D, as promulgated by the Commission, such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

        All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the registrant, its business, financial and other matters. Transactions by the registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act of 1933 ("Act"), as amended, as transactions by an issuer not involving any public offering. The registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.

Item 27.    Exhibits and Financial Statement Schedules.

        The following is a list of Exhibits filed herewith by the registrant as part of the SB-2 Registration Statement and related Prospectus:

3.0	Certificate of Incorporation (Delaware).
3.1	By-laws.
4.0	Specimen Copy of Common Stock Certificate.
4.1	Form of Warrant Certificate.
5.0	Opinion of Thomas Prousalis, P.L.L.C. for Registrant.
23.0	Consent of Thomas Prousalis, P.L.L.C. is contained on page II-6 of the Registration Statement.
24.0	Consent of Spicer, Jeffries & Co. is contained on page II-7 of the Registration Statement.
24.1	Power of Attorney appointing Randall F. Greene is contained on page II-5 of the Registration Statement.

Item 28.    Undertakings

        The undersigned registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

        The undersigned registrant also undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)

    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)

      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

      (iii)

      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        This Registration Statement consists of the following:

1.	Facing page.
2.	Cross-Reference Sheet.
3.	Prospectus.
4.	Complete text of Items 24-28 in Part Two of Registration Statement.
5.	Exhibits.
6.	Signature page.
7.	Consents of: Thomas Prousalis, P.L.L.C. Spicer, Jeffries & Co.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 11, 2002.

By:	RANDALL F. GREENE Randall F. Greene Chairman of the Board

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall F. Greene his true and lawful attorney-in-fact, with full capacities, to sign any and all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, Washington, D.C., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

RANDALL F. GREENE Randall F. Greene	Chairman of the Board, President, Chief Executive Officer	September 11, 2002
RALPH O. OLSON Ralph O. Olson	Senior Vice President, Secretary, Chief Financial Officer, Controller	September 11, 2002
STEPHEN H. LANDERS Stephen H. Landers	Vice President	September 11, 2002

CONSENT OF COUNSEL

         The consent of Thomas Prousalis, P.L.L.C., 1919 Pennsylvania Avenue, N.W., Suite 200, Washington, D.C. 20006, to the use of its name in this Form SB-2 Registration Statement, and related Prospectus, as amended, of The American Corporation is contained in his opinion filed as Exhibit 5.0 hereto.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated September 11, 2002, accompanying the financial statements of The American Corporation contained in the Registration Statement and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and related Prospectus, and to the use of our name as it appears under the caption "Experts."

                      SPICER, JEFFRIES & CO.

Denver, Colorado
September 11, 2002

QuickLinks

TABLE OF CONTENTS
Dealer Prospectus Delivery Obligation
Investor Suitability Standards
PROSPECTUS SUMMARY
The American Corporation
The Offering
Selected Financial Data
RISK FACTORS
USE OF PROCEEDS
DILUTION
CAPITALIZATION
DIVIDEND POLICY
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
PROPOSED BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
THE AMERICAN CORPORATION (a development stage company) BALANCE SHEET September 7, 2002
THE AMERICAN CORPORATION (a development stage company) STATEMENT OF STOCKHOLDERS' EQUITY For the period September 3, 2002 (date of inception) to September 7, 2002
THE AMERICAN CORPORATION (a development stage company) STATEMENT OF CASH FLOWS For the period September 3, 2002 (date of inception) to September 7, 2002
THE AMERICAN CORPORATION (a development stage company) NOTES TO FINANCIAL STATEMENTS
SUBSCRIPTION AGREEMENT
PART TWO INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
CONSENT OF COUNSEL
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS